                                                                    EXHIBIT 21.1

                        SUBSIDIARY COMPANIES AND STATE OR
                          JURISDICTION OF INCORPORATION

Atwood Oceanics Pacific Limited          Cayman Islands, B.W.I.       100%
Alpha Offshore Drilling Services         Cayman Islands, B.W.I.       100%
Atwood Drilling Inc.                     Delaware                     100%
Atwood Offshore Inc.                     Delaware                      50%
Atwood Hunter Co.                        Delaware                     100%
Atwood Management, Inc.                  Delaware                     100%
Atwood Deep Seas, Ltd.                   Texas                        100%
Atwood Oceanics Management, LP           Delaware                     100%
ATW Management, Inc.                     Delaware                     100%
Eagle Oceanics, Inc.                     Delaware                     100%
Atwood Oceanics Drilling Co.             Texas                        100%
Atwood Oceanics International, S.A.      Panama                       100%
Atwood Oceanics Australia Pty. Ltd.      Australia                    100%
Atwood Oceanics Platforms Pty. Ltd.      Australia                    100%
Atwood Oceanics Services Pty. Ltd.       Australia                    100%
Atwood Oceanics West Tuna Pty. Ltd.      Australia                    100%
Atwood Oceanics (M) Sdn Bhd              Malaysia                     100%
Clearways Offshore Drilling Sdn Bhd      Malaysia                      49%
Drillquest (M) Sdn Bhd                   Malaysia                      90%
PT Alpha Offshore Drilling               Indonesia                    100%
Aurora Offshore Services Gmbh            Germany                      100%